EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21, 2003 with respect to the financial statements of Mines Management, Inc. included in its Form 10-KSB filed with the Securities and Exchange Commission on April 15, 2003 which has been incorporated by reference in its entirety in this Registration Statement on Form S-8.

/s/ LeMaster & Daniels PLLC

____________________________

LeMaster & Daniels PLLC

Independent Certified Public Accountants.

Spokane, Washington

Date April 23, 2003